UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

BOATATOPIA

(Exact name of registrant as specified in its charter)

Nevada	20-8273426
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2514 Via De Pallon Circle
Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-140696.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on February 14, 2007, (File No. 333-140696) is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are incorporated herein by reference to the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission on February 14, 2007, (File No. 333-140696). Such Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit	Description
3(i)(a)	Articles of Incorporation of Boatatopia, filed on January 16, 2007
3(ii)(a)	Bylaws of Boatatopia, Inc.
4	Instrument defining the rights of security holders: (a) Articles of Incorporation (b) Bylaws (c) Stock Certificate Specimen

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

Boatatopia

By: /s/Stephen Causey
Stephen Causey, President